UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
RAPPORT THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(1) and 0-11

RAPPORT THERAPEUTICS, INC.

99 High Street, Suite 2100

Boston, MA 02110

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2026

We are pleased to notify you that we will hold the 2026 annual meeting of our stockholders (the “Annual Meeting”) on June 10, 2026, at 1:00 p.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit questions by visiting www.virtualshareholdermeeting.com/RAPP2026.

The Annual Meeting will be held for the following purposes:

1.

To elect James Healy, M.D., Ph.D., Robert J. Perez, and Raymond Sanchez, M.D. as Class II Directors, each to serve until the 2029 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified, or until his earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.

Our Board of Directors has established the close of business on April 14, 2026 as the “record date” for the Annual Meeting. This means that you are entitled to notice of, and to vote at, the Annual Meeting or any continuations, adjournments, and postponements thereof if our stock records show that you owned our common stock at that time.

Under the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to stockholders over the Internet under the “notice and access” approach, we have elected to make our proxy materials available to our stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), instead of a paper copy of the accompanying proxy statement for the Annual Meeting and our annual report to our stockholders for the fiscal year ended December 31, 2025 (“2025 Annual Report”). This method allows us to provide our stockholders with the information they need on a more timely basis, while at the same time conserving natural resources and lowering the costs of printing and delivering our proxy materials. On or about April 23, 2026, we will commence sending to our stockholders the Notice, containing instructions on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report online. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail if desired.

Your vote is important. Whether you plan to attend the Annual Meeting or not, it is important that your shares be represented. You may vote over the Internet, via telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card or the instructions that accompany your proxy materials to attend the Annual Meeting virtually via the Internet. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the Annual Meeting.

Thank you for your continued support of Rapport Therapeutics, Inc.

Abraham N. Ceesay

Chief Executive Officer and Director

April 23, 2026

Boston, Massachusetts

i

RAPPORT THERAPEUTICS, INC.

99 High Street, Suite 2100

Boston, MA 02215

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2026

The Board of Directors of Rapport Therapeutics, Inc. (our “Board”) is soliciting proxies from stockholders for its use at the 2026 annual meeting of our stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 10, 2026, at 1:00 p.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast at www.virtualshareholdermeeting.com/RAPP2026.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Rapport” refer to Rapport Therapeutic, Inc. and, where appropriate, our subsidiary.

Stockholders of record as of the close of business on April 14, 2026, which is the record date for the Annual Meeting, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/RAPP2026 and enter the 16-digit control number provided in the Notice of Internet Availability of Proxy Materials or the proxy card. If your shares are held in street name and the voting instruction form or notice received from the broker, bank or other nominee that holds the shares indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to access, participate in and vote at the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

On or about April 23, 2026, we will commence sending the Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record entitled to notice of, and to vote at, the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2026

This proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2025, which includes our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report on Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on the SEC’s website at www.sec.gov, or on the “SEC Filings” page of our investors website at www.investors.rapportrx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, except for the exhibits, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110, Attention: Corporate Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

1.

To elect James Healy, M.D., Ph.D., Robert J. Perez, and Raymond Sanchez, M.D. as Class II Directors, each to serve until the 2029 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified, or until his earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 14, 2026 as the “record date” for the Annual Meeting. This means that you are entitled to notice of, and to vote, at the Annual Meeting (and any continuations, adjournments and postponements thereof) if our records show that you owned our common stock at that time. As of the record date, 47,807,623 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, votes during the live webcast of the meeting or is represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, during ordinary business hours, for a period of 10 days prior to the Annual Meeting. The Company’s headquarters are located at 99 High Street, Suite 2100, Boston, MA 02110. Such list will also be available for examination by our stockholders during the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number.

Voting Shares That You Hold in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

VOTE BY INTERNET (before the Annual Meeting) - www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 9, 2026. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

•

VOTE BY MAIL (before the Annual Meeting) - If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide. Votes submitted by mail must be received by June 9, 2026.

•

VOTE BY PHONE (before the Annual Meeting) - Use a touch tone phone by calling 1-800-690-6903 (toll-free from the U.S., U.S. territories and Canada) to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 9, 2026. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.

•

VOTE BY QR CODE (before the Annual Meeting) - You may vote by scanning the QR code on your proxy card with your mobile device. Votes submitted by scanning your QR code must be received no later than 11:59 p.m., Eastern Time, on June 9, 2026.

•	VOTE DURING THE VIRTUAL MEETING - See “Attending the Annual Meeting” below.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

Virtual Meeting

The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.

To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/RAPP2026. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction form provided by your bank, brokerage firm or other nominee rather than from us. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.

Attending the Annual Meeting

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/RAPP2026. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.proxyvote.com.

•	Please have your 16-digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet. For instructions on how to do so, see below.

•	The meeting webcast will begin promptly at 1:00 p.m., Eastern Time on June 10, 2026.

•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

Submitting Questions at the Annual Meeting

During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined in our reasonable judgment, we may choose not to address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and include rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct are available at www.virtualshareholdermeeting.com/RAPP2026.

Technical Assistance for the Virtual Meeting

We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the call center support number on the login screen.

Technical support will be available starting at 12:45 p.m., Eastern Time on June 10, 2026 and will remain available throughout the meeting.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner of shares held in “street name,” not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters.

Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the election of each nominee for director (Proposal 1) will be a non-routine matter and that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.

Your Voting Options on Each of the Proposals

To be elected, each of the directors nominated in Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the three director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote “for” all the director nominees, “withhold” authority to vote your shares for all the director nominees or “withhold” authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will have no effect on the election of the directors.

Ratification of the appointment of PricewaterhouseCoopers LLC as our independent registered accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast on Proposal 2. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgement. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•	“FOR” the election of James Healy, M.D., Ph.D., Robert J. Perez, and Raymond Sanchez, M.D. as Class II Directors (Proposal 1); and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).

If any other matter is properly brought before the Annual Meeting, the Company, through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy, will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

As a stockholder, you are entitled to cast one vote per share for each of the three nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee). A plurality of the votes properly cast for election of a director will result in election. Abstentions and broker non-votes will not be counted as votes cast on the proposal and will have no effect on the election of directors.

A majority of the votes properly cast at the Annual Meeting will approve: (i) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and (ii) transact any other business properly brought before the Annual Meeting.

Please note, however, that because the vote on the ratification of PricewaterhouseCoopers LLP is advisory in nature, the results of such vote will not be binding upon our Board or its committees.

Quorum

Our amended and restated bylaws provide that the presence, in person or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary and sufficient to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Voting on Possible Other Matters

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting during the Annual Meeting or by giving written notice to our corporate secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our corporate secretary before the proxy is exercised or the stockholder votes at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including:

•	reduced disclosure about our executive compensation arrangements; and

•

not being required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”) or the frequency with which such votes must be conducted, or to obtain stockholder approval of any golden parachute arrangements not previously approved.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering in June 2024; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this proxy statement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

CORPORATE GOVERNANCE

Board Composition and Structure

Our nominating and corporate governance committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences, and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Our third amended and restated certificate of incorporation and our amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

In accordance with our third amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. Our third amended and restated certificate of incorporation and our amended and restated bylaws each permit our Board to establish the authorized number of directors from time to time by resolution.

Board Leadership Structure

Our Board believes that it is in the best interests of the Company to make a determination regarding whether or not to separate the roles of any chairperson and the Chief Executive Officer based on the then-current circumstances. Currently, the role of chairman of our Board is separated from the role of chief executive officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of our board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chair of our Board, particularly as our Board’s oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our board chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Director Nomination Process

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee takes into account the current size and composition of our Board and the needs of our Board and its committees, in addition to character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and industry, conflicts of interest and other commitments. Our nominating and corporate governance committee also takes into account a candidate’s diversity and other differentiating characteristics. However, the committee does not assign any particular weight or priority to any one factor.

The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received by our corporate secretary at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices.

Director Composition

Our Board currently consists of nine (9) members. Below is a list of the names, ages as of April 23, 2026 and classification of the individuals who currently serve as our directors.

Director	Age	Position
Abraham N. Ceesay, M.B.A.	48	Chief Executive Officer and Director (Class III)
Steven M. Paul, M.D.	75	Director (Class III) and Chairman of our Board
James I. Healy, M.D., Ph.D.	61	Director (Class II)
Reid Huber, Ph.D.	54	Director (Class I)
John Maraganore, Ph.D.	63	Director (Class I)
Robert J. Perez	61	Director (Class II)
Raymond Sanchez, M.D.	65	Director (Class II)
Paul M. Silva	60	Director (Class III)
Wendy B. Young, Ph.D.	60	Director (Class I)

Nominees for Reelection as Class II Directors

James I. Healy, M.D., Ph.D. Dr. Healy has been a member of our Board since August 2023. Dr. Healy has served as Managing Partner of Sofinnova Investments, Inc. since June 2000. Dr. Healy has served on the boards of directors of ArriVent Biopharma, Inc. (Nasdaq: AVBP) since March 2023 and BioAge Labs, Inc. (Nasdaq: BIOA) since February 2024. Previously, Dr. Healy served on numerous public company boards of directors including Ascendis Pharma A/S (Nasdaq: ASND) from November 2014 to May 2022, Amarin Corporation PLC (Nasdaq: AMRN) from May 2008 to December 2016, Bolt Biotherapeutics, Inc. (Nasdaq: BOLT) from January 2021 to September 2024, CinCor Pharma, Inc. (Nasdaq: CINC, prior to its recent acquisition by AstraZeneca PLC) from May 2019 to February 2023, Coherus BioSciences, Inc. (Nasdaq: CHRS) from February 2014 to February 2022, Karuna Therapeutics, Inc. (Nasdaq: KRTX, prior to its recent acquisition by Bristol Myers Squibb Company) from June 2019 to March 2024, Iterum Therapeutics plc (Nasdaq: ITRM) from November 2015 to February 2020, ObsEva SA (Nasdaq: OBSEF) from August 2013 to May 2021, Natera, Inc. (Nasdaq: NTRA) from November 2014 until June 2025, Y-mAbs Therapeutics, Inc. (Nasdaq: YMAB) from November 2017 until September 2025, and NuCana PLC (Nasdaq: NCNA) from March 2014 to April 2022. He also previously served as a director on the board of the National Venture Capital Association (NVCA) and the board of the Biotechnology Industry Organization (BIO). Dr. Healy holds Bachelor of Arts degrees in molecular biology and Scandinavian studies from the University of California, Berkeley, and Doctor of Medicine and Doctor of Philosophy degrees in immunology from Stanford University School of Medicine. We believe that Dr. Healy is qualified to serve on our Board due to his extensive experience and leadership roles in the biopharmaceutical industry and expertise in healthcare investing.

Robert J. Perez, M.B.A. Mr. Perez has been a member of our Board since November 2024. Mr. Perez has served as Senior Advisor of General Atlantic Service Company, L.P., a global growth equity firm, since

January 2025. Prior to that, he was an Operating Partner at General Atlantic since January 2019. Prior to joining General Atlantic, Mr. Perez served as Managing Director of Vineyard Sound Advisors, LLC, a biopharmaceutical advisory practice, from March 2015 through January 2019. Mr. Perez also previously held numerous roles of increasing responsibility at Cubist Pharmaceuticals, Inc. (Nasdaq: CBST), a biopharmaceutical company, including most recently serving as Chief Executive Officer, until its acquisition by Merck & Co., Inc. in 2015. Mr. Perez previously served as a member of the boards of directors of Immunocore Holdings Plc (Nasdaq: IMCR) from September 2019 to September 2025, Third Harmonic Bio, Inc. (Nasdaq: THRD) from December 2021 to June 2024, Vir Biotechnology, Inc. (Nasdaq: VIR) from February 2017 to May 2024, AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG) from February 2009 to June 2020, Zafgen Inc. (now Larimar Therapeutics, Inc. (Nasdaq: LRMR)) from September 2015 to May 2020, and Spark Therapeutics (Nasdaq: ONCE) from September 2015 to May 2020. Mr. Perez is also the founder and chairman of Life Science Cares, an organization that provides capital from the life sciences industry to non-profits working to alleviate the impact of poverty, and serves on the board of trustees of The Dana Farber Cancer Institute. Mr. Perez holds a Bachelor of Science degree in business from California State University, Los Angeles, and a Master of Business Administration from the Anderson Graduate School of Management at the University of California, Los Angeles. We believe Mr. Perez is qualified to serve on our Board because of his breadth of experience with biopharmaceutical and life sciences companies, and his extensive commercial and management experience.

Raymond Sanchez, M.D. Dr. Sanchez has been a member of our Board since November 2024. Dr. Sanchez is currently a Senior Advisor at Bain Capital Life Sciences, a global investment firm. He previously served as Chief Medical Officer of Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE), a biopharmaceutical company, from January 2019 to August 2024 when it was acquired by AbbVie Inc. In August 2025, Dr. Sanchez joined the board of Alto Neuroscience (NYSE: ANRO). From November 2007 to January 2019, Dr. Sanchez held various roles of increasing responsibility at Otsuka Pharmaceutical Development & Commercialization, Inc., a privately-held healthcare company, most recently as Senior Vice President, Global Clinical Development beginning in November 2013. From June 2018 to January 2019, Dr. Sanchez concurrently served as Chief Medical Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company (later acquired by Otsuka America Pharmaceutical, Inc.). Prior to joining the life sciences industry, Dr. Sanchez trained in psychiatry at the Yale School of Medicine where he where he was Chief Resident as well as a fellow and an instructor. Dr. Sanchez was an executive co-chair of the International Society for CNS Drug Development from November 2017 to January 2022, and has also contributed to other academic and charitable organizations such as the Connecticut Mental Health Center Foundation and Yale School of Medicine. Dr. Sanchez holds two degrees from Northwestern University, a Bachelor of Arts degree in psychology from the Weinberg College of Arts and Sciences and a medical degree from the Feinberg School of Medicine. We believe Dr. Sanchez is qualified to serve on our Board because of his extensive experience in the pharmaceutical industry and his background in medicine.

Directors Continuing in Office

Class I Directors

Reid Huber, Ph.D. Dr. Huber has been a member of our Board since February 2022 and previously served as our President and Chief Executive Officer from February 2022 to February 2023. Since December 2018, Dr. Huber has served as a Partner at Third Rock Ventures LLC (“Third Rock”). He previously held the position of Chief Executive Officer at Merida Biosciences from July 2022 to March 2025. From April 2021 to April 2022 Dr. Huber served as Chief Executive Officer of MOMA Therapeutics, Inc. (“MOMA”). Dr. Huber has served on the boards of directors of Bellicum Pharmaceuticals, Inc. (previously Nasdaq: BLCM) since October 2014 and CARGO Therapeutics, Inc. (Nasdaq: CRGX) since March 2023, and previously served on the board of directors of Tango Therapeutics, Inc. (Nasdaq: TNGX) from July 2019 to November 2023. Dr. Huber also serves on the board of directors of The American Cancer Society. Dr. Huber received a Bachelor of Science degree in molecular genetics/biochemistry from Murray State University, a Doctor of Philosophy degree in molecular genetics from the Washington University School of Medicine and held pre-and post-doctoral fellowships at the National Institutes of Health. We believe that Dr. Huber is qualified to serve on our Board due to his extensive background in the pharmaceutical industry and senior management experience.

John Maraganore, Ph.D. Dr. Maraganore has been a member of our Board since March 2024. Since January 2022, Dr. Maraganore has served as the principal of JMM Innovations, LLC. He has also served as a Venture Partner at ARCH Venture Partners since October 2021, a Venture Advisor at Atlas Venture since January 2022, a Senior Advisor at Blackstone Life Sciences since January 2022, a Senior Advisor at Jefferies Financial Services since November 2024, and an Executive Partner at RTW Investments since January 2022. Dr. Maraganore has also served as the co-Chief Executive Officer of Corsera Health, Inc. since September 2024. Previously, Dr. Maraganore was the founding Chief Executive Officer of Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), and a member of its board of directors from December 2002 to December 2021. Dr. Maraganore has been a member of the board of directors of Beam Therapeutics Inc. (Nasdaq: BEAM) since November 2021, Takeda Pharmaceutical Company Limited (NYSE: TAK) since June 2022, and Kymera Therapeutics, Inc. (Nasdaq: KYMR) since January 2023. He has also been a member of the board of the Biotechnology Industry Organization, where he was chair from 2017 to 2019 and has served as chair emeritus since 2022, and a member of the BIO Executive Committee since June 2013. Dr. Maraganore also previously served on the board of directors of Agios Pharmaceuticals, Inc. (Nasdaq: AGIO) from June 2010 to May 2023, and on the board of directors of ProKidney Corp (Nasdaq: PROK) from June 2022 to May 2024. Dr. Maraganore holds a Bachelor of Arts degree in biological sciences, and Master of Science and Doctor of Philosophy degrees in biochemistry and molecular biology, in each case from the University of Chicago. We believe that Dr. Maraganore’s experience as chief executive officer of a public biotechnology company and as a board member of other public biotechnology companies qualify him to serve as a member of our Board.

Wendy B. Young, Ph.D. Dr. Young has been a member of our Board since November 2024 and served as a member of our Scientific Advisory Board from August 2023 to November 2024. She has served as the President of BioPharma Discovery, LLC, a scientific advisory company, since July 2021, and a Senior Advisor at Google Ventures, a venture capital firm, since January 2023. Dr. Young also serves as an Adjunct Professor of medicinal chemistry at the University of Michigan College of Pharmacy. Previously, Dr. Young served as an Executive Partner of MPM Capital (now MPM BioImpact), a venture capital firm, and Chief Executive Officer of a stealth company from September 2021 to June 2023. From October 2006 to September 2021, she held several roles of increasing responsibility at Genentech, Inc., a biotechnology company, most recently serving as Senior Vice President of Drug Discovery from January 2018 to September 2021. Dr. Young holds a Bachelor of Arts degree in chemistry and Master of Chemistry degree from Wake Forest University, a Doctor of Chemistry degree from Princeton University and was also a postdoctoral fellow at Memorial Sloan Kettering Cancer Center. We believe that Dr. Young is qualified to serve on our Board because of her scientific knowledge and experience advising other biotechnology and drug discovery companies.

Class III Directors

Abraham N. Ceesay, M.B.A. Mr. Ceesay has served as our President and Chief Executive Officer since February 2023 and has been a member of our Board since March 2023. Prior to joining us, from April 2021 to March 2023, Mr. Ceesay served as President of Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE). Mr. Ceesay served as the Chief Executive Officer at Tiburio Therapeutics Inc. from January 2019 to April 2021. Mr. Ceesay has served on the board of directors of Pacira Biosciences, Inc. (Nasdaq: PCRX) since October 2023 and Charles River Laboratories (NYSE: CRL) since May 2025. Mr. Ceesay also currently serves on board for Life Science Cares and on the Board of Trustees at Thayer Academy. Mr. Ceesay received a Bachelor of Science degree from Ithaca College and a Master of Business Administration degree from Suffolk University’s Sawyer School of Management. We believe Mr. Ceesay is qualified to serve as a member of our Board because of his prior experiences serving as an officer and director in, and his extensive knowledge of, the biopharmaceutical industry.

Steven M. Paul, M.D. Dr. Paul has been a member and chairman of our Board since December 2022. From August 2018 to January 2024, Dr. Paul served in senior leadership roles at Karuna Therapeutics, Inc. (Nasdaq: KRTX, prior to its recent acquisition by Bristol Myers Squibb Company), including as Chief Scientific Officer and President of Research and Development from January 2023 to January 2024, and President, Chief Executive

Officer and Chairman of the board of directors from August 2018 to January 2023. Dr. Paul has also served as a Venture Partner at Third Rock since 2010. Dr. Paul is also board certified by the American Board of Psychiatry and Neurology. Dr. Paul served on the board of directors of Sage Therapeutics, Inc. (Nasdaq: SAGE) from September 2011 to June 2024 and also serves the chairman of the board of the Foundation for the National Institutes of Health. Dr. Paul has served on the boards of directors of Seaport Therapeutics, Inc. since April 2024 and Neumarker Inc. since April 2025. Previously, Dr. Paul served on the boards of directors of Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) from September 2010 to April 2022, Voyager Therapeutics, Inc. (Nasdaq: VYGR) from September 2014 to June 2022 and Karuna Therapeutics, Inc. from March 2018 to March 2024. Dr. Paul also previously spent 17 years at Eli Lilly and Company (NYSE: LLY), during which time he held several leadership roles, including Executive Vice President for Science and Technology, and President of the Lilly Research Laboratories. Dr. Paul received a Bachelor of Arts degree in biology and psychology from Tulane University and Master of Science and Doctor of Medicine degrees from the Tulane University School of Medicine. We believe that Dr. Paul is qualified to serve on our Board due to his numerous leadership roles in the pharmaceutical and biotechnology industry and his expertise in neuroscience.

Paul M. Silva. Mr. Silva has been a member of our Board since November 2024. He held various roles of increasing responsibility at Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX), a biopharmaceutical company, from August 2007 until his retirement in April 2021, including most recently serving as Senior Vice President and Chief Accounting Officer for a decade beginning in April 2011. Prior to joining Vertex, he held positions at Iron Mountain Incorporated (NYSE: IRM), Thermo Electron Corporation (now Thermo Fisher Scientific Inc., NYSE: TMO), and Andersen LLP, a public accounting firm. Mr. Silva has served as a member of the boards of directors of Nurix Therapeutics, Inc. (Nasdaq: NRIX) since October 2021, and New Life Furniture Bank of Massachusetts, a charitable organization, since November 2022. Mr. Silva holds a Bachelor of Arts degree in accounting from Assumption College. We believe Mr. Silva is qualified to serve on our Board because of his extensive experience as a biotechnology executive.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2026, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that all members of our Board, except Mr. Ceesay, are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our Board considered the relationships that each director has with us and all other facts and circumstances our Board deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders and partners. We believe that the composition and functioning of our Board and each of our committees comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our executive officers and directors.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables our Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The compensation committee is responsible for overseeing the management of risks relating to compensation to be paid to our executive officers, directors, and other senior management. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with our corporate governance functions and Board composition. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Board Committees

Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and technology committee, each of which operates pursuant to a charter adopted by our Board. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our audit committee charter, compensation committee charter, nominating and corporate governance committee charter, and science and technology committee charter are posted on the “Corporate Governance” portion of our investors website at www.investors.rapportrx.com. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.

The following table describes which directors serve on each of our Board’s committees as of April 23, 2026.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Abraham N. Ceesay, M.B.A.

Steven M. Paul, M.D.			Member	Member

James I. Healy, M.D., Ph.D.	Member	Chair

Reid Huber, Ph.D.				Member

John Maraganore, Ph.D.	Member	Member

Robert J. Perez		Member	Chair

Raymond Sanchez, M.D.		Member		Member

Paul M. Silva	Chair		Member

Wendy B. Young, Ph.D.				Chair

Audit Committee

The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•	establishing insurance coverage for our officers and directors;

•

overseeing the preparation of our annual proxy statement, reviewing with management our financial statements to be included in our quarterly reports to be filed with the SEC, and reviewing with management the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures in our periodic reports filed with the SEC; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee consists of James I. Healy, M.D., Ph.D., John Maraganore, Ph.D. and Paul M. Silva. Mr. Silva chairs the audit committee. Our Board has determined that Dr. Healy, Dr. Maraganore and Mr. Silva are each independent under Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act, and each of Dr. Healy, Dr. Maraganore and Mr. Silva can read and understand fundamental financial statements in accordance with applicable requirements. Our Board has also determined that Mr. Silva is an “audit committee financial expert” within the meaning of SEC regulations. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience. Our Board has determined that all of the members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of the SEC and the Nasdaq listing rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee charter, which has been adopted by our Board, is available on our website.

During the fiscal year ended December 31, 2025, our audit committee met four (4) times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”

Compensation Committee

The primary purpose of our compensation committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers, and senior management;

•	reviewing and recommending to our Board the compensation paid to our directors;

•	reviewing and approving the compensation arrangements with our executive officers and other senior management;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The members of our compensation committee are James I. Healy, M.D., Ph.D., John Maraganore, Ph.D., Robert J. Perez and Raymond Sanchez, M.D. Dr. Healy chairs the compensation committee. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate certain responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq. Accordingly, our compensation committee has delegated authority to our chief executive officer to make equity awards under our 2022 Stock Option and Grant Plan (as amended from time to time, the “2022 Plan”) and 2024 Stock Option and Incentive Plan (as amended from time to time, the “2024 Plan”) to new hires of the Company and existing employees of the Company in connection with promotions, market adjustments, employee recognition or retention, in each case, subject to certain limitations. Our compensation committee charter, which has been adopted by our Board, is available on our website.

During the fiscal year ended December 31, 2025, our compensation committee met five (5) times.

Compensation Consultant

Our compensation committee has engaged Aon PLC (“Aon”) as its independent compensation consultant. When requested, Aon consultants attend meetings of our compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Aon reports to our compensation committee and not to our management, although Aon meets with our management for purposes of gathering information for its analyses and recommendations.

Our compensation committee assessed the independence of Aon from management, taking into consideration relevant factors, including the absence of other services provided to our Company by Aon, the amount of fees our Company paid to Aon as a percentage of Aon’s total revenue, the policies and procedures of Aon that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Aon with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Aon have with any member of our compensation committee and any stock of our Company owned by Aon or the individual compensation advisors employed by Aon. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our compensation committee determined that no relationships existed that would create a conflict of interest or that would compromise Aon’s independence, and that Aon is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

The primary purpose of the nominating and corporate governance committee is to discharge the responsibilities of our Board with respect to our corporate governance functions and to identify, communicate with, evaluate and recommend candidates for our Board. Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•	considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•	instituting plans or programs for the continuing education of our Board and orientation of new directors;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of our Board’s performance, including committees of our Board and management.

The members of our nominating and corporate governance committee are Robert J. Perez, Steven M. Paul, M.D. and Paul M. Silva. Mr. Perez chairs our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the independence standards of the applicable rules of Nasdaq. Our nominating and corporate governance committee charter, which has been adopted by our Board, is available on our website.

During the fiscal year ended December 31, 2025, our nominating and corporate governance committee met two (2) times.

Science and Technology Committee

The science and technology committee supports Board oversight of the Company’s research and development, manufacturing and supply activities by providing a forum for review of strategic considerations and issues in such areas, as well as to evaluate relevant emerging technology and advances in the field.

The members of our science and technology committee are Reid Huber, Ph.D., Steven M. Paul, M.D., Raymond Sanchez, M.D. and Wendy B. Young, Ph.D. Dr. Young chairs our science and technology committee. Our science and technology committee charter, which has been adopted by our Board, is available on our website.

During the fiscal year ended December 31, 2025, our science and technology committee met four (4) times.

Board Meetings and Attendance
Our full Board held six (6) meetings during the year ended December 31, 2025. Each of our incumbent directors attended in person or participated via teleconference at least 75% of the aggregate meetings of our Board and the committees of our Board on which he or she served during the year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).
Our Corporate Governance Guidelines provide that each member of our Board is expected to make reasonable efforts to attend meetings of our Board, whether regular or special. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates are taken into account by the nominating and corporate governance committee in assessing directors for renomination as directors.
Director Attendance at Annual Meeting of Stockholders
Under our Corporate Governance Guidelines, each of our directors is expected to attend our annual meetings of stockholders to the extent practicable, and we encourage our directors to attend our annual meetings of stockholders. Four of our directors attended our prior annual meeting of stockholders.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers, employees and certain designated agents.
We intend to disclose future amendments, if any, to certain provisions of our Code of Business Conduct and Ethics and our Code of Ethics on our website identified below. The full text of our Code of Business Conduct and Ethics and our Code of Ethics is posted on the corporate governance section of our investors website at https://investors.rapportrx.com/corporate-governance/governance-overview. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.
Policy on Trading, Pledging and Hedging of Company Stock
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Stock Market listing standards that are applicable to us. Our amended and restated insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K,
filed on March 10, 2026. Furthermore, it is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public
information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales, derivative and hedging transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, or pledge of the Company’s securities as collateral for a loan, at any time, by our executive officers, directors and employees.

Rule
10b5-1
Trading Plan Policy
We have adopted a Rule
10b5-1
trading plan policy, which permits our officers, directors, employees and certain other persons to enter into trading plans complying with Rule
10b5-1
under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public
information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company. It is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in our securities.
Compensation Recovery Policy
In accordance with the requirements of the SEC and Nasdaq listing rules, our Board adopted a compensation recovery policy on May 29, 2024, effective as of June 6, 2024. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Communication with Directors
Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110. Communications intended for a specific director or directors should be addressed to their attention at the addresses provided above. All such letters will be forwarded to the appropriate members of our Board or individual directors, as applicable.

Director Compensation

The following table presents the total compensation paid by us to non-employee members of our Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the members of our Board in 2025 for their services as members of our Board. Mr. Ceesay, our Chief Executive Officer, does not receive any compensation from us for his service on our Board. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Ceesay as an employee for year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
James I. Healy, M.D., Ph.D.	57,500	177,855	—	235,355
Reid Huber, Ph.D.	44,000	177,855	—	221,855
John Maraganore, Ph.D.	52,500	177,855	—	230,355
Steven M. Paul, M.D.	44,000	177,855	—	221,855
Robert J. Perez	53,000	88,927	—	141,927
Raymond Sanchez, M.D.	49,000	88,927	—	137,927
Paul M. Silva	59,000	88,927	—	147,927
Wendy B. Young, Ph.D.	48,000	88,927	—	136,927

(1)	Amounts represent annual cash compensation earned for services rendered by independent members of our Board and the committees thereof during the fiscal year ended December 31, 2025.
(2)

Amounts reflect the aggregate grant date fair value of option awards granted during 2025 in accordance with our Non-employee Director Compensation Policy, described below, calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. Such grant date fair values do not take into account any estimated forfeitures. See Note 2 to our audited consolidated financial statements appearing in our 2025 Annual Report for assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the options or any sale of the underlying shares of common stock.

(3)	The table below sets forth the outstanding unvested stock awards and outstanding unexercised stock options held by each of our directors as of December 31, 2025.

Name	Aggregate Number of Unvested Shares of Restricted Stock or Restricted Stock Units	Aggregate Number of Shares Subject to Stock Options
James I. Healy, M.D., Ph.D.	—	21,850
Reid Huber, Ph.D.	—	21,850
John Maraganore, Ph.D.	—	109,417
Steven M. Paul, M.D.	53,104	188,244
Robert J. Perez	—	40,681
Raymond Sanchez, M.D.	—	40,681
Paul M. Silva	—	40,681
Wendy B. Young, Ph.D.	—	43,016

Non-Employee Director Compensation

We implemented a non-employee director compensation policy, which was most recently amended in June 2025, pursuant to which our non-employee directors are eligible to receive the following cash retainer:

Annual Retainer for Board of Directors
All non-employee members	$40,000
Additional Retainer for Audit Committee:
Chair	$15,000
Non-chair members	$7,500
Additional Retainer for Compensation Committee
Chair	$10,000
Non-chair members	$5,000
Additional Retainer for Nominating and Corporate Governance Committee
Chair	$8,000
Non-chair members	$4,000
Additional Retainer for Science & Technology Committee
Chair	$8,000
Non-chair members	$4,000

In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase 43,700 shares of our common stock on the date of such director’s election or appointment to our Board (the “Initial Director Grant”). The Initial Director Grant will vest over three years, with 1/3 of the Director Initial Grant vesting upon the first anniversary of the vesting commencement date and the remaining 2/3 of the Director Initial Grant vesting in 24 monthly installments thereafter, subject to the non-employee director’s continued service to us on our Board. On the date of each annual meeting of stockholders of our company following the completion of this offering, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 21,850 shares of common stock (the “Director Annual Grant”). The Director Annual Grant will vest in full on the earlier of the first anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to the non-employee director’s continued service to us on our Board. If a new non-employee director joins our Board on a date other than the date of our annual meeting of stockholders, then such non-employee director will be granted a pro-rata portion of the Director Annual Grant based on the number of months between such non-employee director’s appointment and the next annual meeting of stockholders. Such awards are subject to full accelerated vesting upon the sale of our company.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.

Employee directors receive no additional compensation for their service as a director.

PROPOSAL 1 – ELECTION OF DIRECTORS

In accordance with our third amended and restated certificate of incorporation and our amended and restated bylaws, our Board is divided into three staggered classes of directors, and each director is assigned to one of the three classes. At each annual meeting of the stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. James Healy, M.D., Ph.D., Robert J. Perez, and Raymond Sanchez, M.D. are the Class II directors whose terms expire at the Annual Meeting. Each has been nominated for and has agreed to stand for re-election to our Board to serve as a Class II director of our Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Required Vote of Stockholders

To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the three director nominees for Class II directors receiving the most votes will be elected. You may vote FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Withheld votes and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board may designate.

The proposal for the election of directors relates solely to the election of Class II directors nominated by our Board.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS II DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 1 ON YOUR NOTICE OR PROXY CARD)

EXECUTIVE OFFICERS

Below is a list of the names, ages as of April 23, 2026, positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Abraham N. Ceesay, M.B.A.	48	Chief Executive Officer and Director
Troy Ignelzi	58	Chief Financial Officer
David Bredt, M.D., Ph.D.	61	Chief Scientific Officer
Jeffrey Sevigny, M.D.	57	Chief Medical Officer
Cheryl Gault	47	Chief Operating Officer
Swamy Yeleswaram, Ph.D.	63	Chief Development Officer

Executive Officer Biographies

The biographical information pertaining to Mr. Ceesay, who is a director and executive officer of our Company, is included under “Director Composition,” above.

Troy Ignelzi Mr. Ignelzi has served as our Chief Financial Officer since November 2023. Prior to joining us, from March 2019 to September 2023, Mr. Ignelzi served as Chief Financial Officer at Karuna Therapeutics, Inc. (Nasdaq: KRTX, prior to its acquisition by Bristol Myers Squibb Company). Mr. Ignelzi has served on the boards of directors of Contineum Therapeutics, Inc. (Nasdaq: CTNM) since May 2024, Vedanta Biosciences, Inc. since November 2020, Abivax S.A. (Nasdaq: ABVX) since July 2023, and Patients Capital Management LLC since July 2024. Mr. Ignelzi has also served as an advisor to Sofinnova Investments, Inc. since March 2024. Mr. Ignelzi previously served on the board of directors of CinCor Pharma, Inc. (Nasdaq: CINC, prior to its acquisition by AstraZeneca PLC) from March 2021 to February 2023. Mr. Ignelzi received a Bachelor of Science degree in accounting from Ferris State University.

David Bredt, M.D., Ph.D. Dr. Bredt has served as our Chief Scientific Officer since January 2023 and previously served as a member of our Board from December 2022 to June 2024. Prior to joining us, from February 2022 to December 2022, Dr. Bredt served as an Entrepreneur in Residence at Third Rock. From March 2021 to August 2021, Dr. Bredt served as Executive Partner at MPM Capital LLC. From March 2011 to March 2021, Dr. Bredt served as Global Head of Neuroscience Discovery at Janssen Global Services, LLC, a wholly-owned subsidiary of Johnson & Johnson Services, Inc. (NYSE: JNJ). Dr. Bredt has served on the Neuroscience Forum, Institute of Medicine for National Academy of Sciences, and the Advisory Panel for the National Institute of Neurological Disorders and Stroke. Dr. Bredt received a Bachelor of Arts degree in chemistry from Princeton University, a Doctor of Philosophy degree from the Johns Hopkins School of Medicine and a Doctor of Medicine degree from the Johns Hopkins School of Medicine. We believe that Dr. Bredt is qualified to serve on our Board due to his extensive expertise in neuroscience.

Jeffrey Sevigny, M.D. Dr. Sevigny has served as our Chief Medical Officer since March 2025. Prior to joining us, from March 2018 to January 2025, Dr. Sevigny served as the Chief Medical Officer at Prevail Therapeutics, Inc. (“Prevail”), a wholly-owned subsidiary of Eli Lilly and Company (NYSE: LLY) (“Eli Lilly”). From February 2021 to January 2025, Dr. Sevigny also served as Senior Vice President of Neuroscience at Eli Lilly. Previously, Dr. Sevigny served on the boards of directors of Prevail from June 2019 to January 2021, and Acumen Pharmaceutics, Inc. (Nasdaq: ABOS) from July 2019 to June 2022. Dr. Sevigny received a Bachelor of Arts degree from Bowdoin College and a Doctor of Medicine degree from Tufts University. Dr. Sevigny then completed a neurology residency at the Neurological Institute of New York at Columbia University Medical Center and a fellowship in Aging & Dementia and Neuro-Epidemiology at Sergievsky Center at Columbia University and Columbia University Mailman School of Public Health.

Cheryl Gault Ms. Gault has served as our Chief Operating Officer since September 2023. Prior to joining us, Ms. Gault was employed by Cyclerion Therapeutics, Inc. (Nasdaq: CYCN) from April 2019 to July 2023, where she held various positions of increasing responsibility, including Vice President of Head of Strategy from April 2019 to May 2020, Senior Vice President of Strategy and Corporate Development from May 2020 to January 2021, and most recently, Chief Operating Officer from January 2021 to July 2023. From February 2017 to April 2019, Ms. Gault served as Vice President of Commercial Strategy & New Product Planning at Ironwood. Ms. Gault received a Bachelor of Science degree in marketing from Boston College.

Swamy Yeleswaram, Ph.D. Dr. Yeleswaram has served as our Chief Development Officer since January 2023. Prior to joining us, from August 2022 to December 2022, Dr. Yeleswaram served as an Entrepreneur in Residence at Third Rock. Prior to this, Dr. Yeleswaram was a founding scientist at Incyte Corporation (Nasdaq: INCY), where he held positions of increasing responsibility from January 2002 to July 2022, most recently as Group Vice President of Drug Metabolism, Pharmacokinetics, and Clinical Pharmacology from February 2016 to August 2022. Dr. Yeleswaram received a Bachelor Degree in pharmacy from Madras Medical College, a Master’s Degree in pharmaceutical sciences from Banaras Hindu University and a Doctor of Philosophy degree in pharmaceutical sciences from the University of British Columbia.

EXECUTIVE COMPENSATION

The following discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding our future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal year ended December 31, 2025 is detailed in the 2025 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2025 are:

•	Abraham N. Ceesay, M.B.A., our Chief Executive Officer;

•	Troy Ignelzi, our Chief Financial Officer; and

•	Jeffrey Sevigny, M.D., Chief Medical Officer

To date, the compensation of our named executive officers has consisted of a combination of base salary, cash bonuses and long-term incentive compensation in the form of restricted stock awards and stock options. Our named executive officers who are full-time employees are eligible to participate in our health and welfare benefit plans and 401(k) plan like all of our full-time employees. We will continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require.

2025 Summary Compensation Table

The following table shows the total compensation earned by, or paid to, our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2025.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Abraham Ceesay, M.B.A.	2025	652,927	—	5,156,416	431,059	24,772	(3)	6,265,174
Chief Executive Officer	2024	576,538	—	8,947,874	293,590	21,155		9,839,157
Troy Ignelzi	2025	519,846	—	1,710,773	249,600	25,920	(4)	2,506,139
Chief Financial Officer	2024	468,462	—	1,788,835	170,000	37,074		2,464,371
Jeffrey Sevigny, M.D. (5)	2025	561,087	—	2,101,230	283,780	77,845	(6)	3,023,942
Chief Medical Officer

(1)

The amounts reported in this column represent the aggregate grant date fair value of option awards granted to the named executive officers during 2025 and 2024, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant date value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in the grant date fair value of the awards in this column are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These awards are described in more detail under the section titled “Narrative Disclosure to Summary Compensation Table—Equity-Based Compensation” below.

(2)

The amounts reported represent the annual bonuses each named executive officer earned under our annual cash bonus program based on achievement of company performance and individual performance during the years ended December 31, 2025 and December 31, 2024, as applicable, and with respect to the bonus paid to Dr. Sevigny for performance in 2025, prorated for his partial year of employment. For more information on these bonuses, see description of the annual performance bonuses under the section titled “Narrative Disclosure to Summary Compensation Table—2025 Cash Bonuses” below.

(3)

The amount reflects (i) our 401(k) matching contribution in the amount of $14,000, (ii) the reimbursement of commuting expenses incurred in connection with his employment $8,272 and (iii) cell phone reimbursement and personal expense reimbursement.

(4)

The amount reflects (i) our 401(k) matching contribution in the amount of $14,000, (ii) the reimbursement of commuting expenses incurred in connection with his employment in the amount of $9,420 and (iii) cell phone reimbursement, personal expense reimbursement and gift cards.

(5)

Dr. Sevigny was not a named executive officer in 2024 and, accordingly, only compensation information for 2025 is presented above. Amounts paid to Dr. Sevigny in CHF have been converted from CHF to USD using (i) in the case of his salary, the average exchange rate of 1 CHF to $1.3035 USD and (ii) in the case of his bonus, the spot rate at the time of payment of 1 CHF to $1.3643USD.

(6)	The amount reflects (i) the reimbursement of commuting expenses incurred in connection with his employment in the amount of $40,079 and (ii) a general allowance of $37,766.

Narrative Disclosure to 2025 Summary Compensation Table

Compensation Philosophy

Our executive compensation philosophy is to provide a competitive and market-based total compensation program to attract, motivate, and retain our executive team. Our compensation is based heavily on performance, which aligns with our goal to drive long-term growth and value creation.

2025 Base Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. As of December 31, 2025, the base salaries for our named executive officers were as follows:

Name	Base Salary
Abraham Ceesay, M.B.A.		$653,120
Troy Ignelzi		$520,000
Jeffrey Sevigny, M.D.	CHF	520,000

2025 Cash Bonuses

For the fiscal year ended December 31, 2025, each of the named executive officers was eligible to earn an annual cash bonus determined by our Board in its sole discretion, based on individual performance and achievement of corporate performance goals, including advancing our research and development activities, specifically as it relates to our RAP-219 program, responsibly growing the organization to support our goals, and ensuring funding to advance our pipeline. The target annual bonus for each of our named executive officers for the fiscal year ended December 31, 2025 was equal to the percentage of the executive’s respective annual base salary specified below:

Name	Target Bonus Percentage
Abraham Ceesay, M.B.A.	55%
Troy Ignelzi	40%
Jeffrey Sevigny, M.D.	40%

Equity-Based Compensation

Although we do not yet have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period.

For additional information regarding outstanding equity awards held by our named executive officers as of December 31, 2025, see the “
Outstanding Equity Awards at 2025 Fiscal Year End
” table below.
Perquisites/Personal Benefits
We have provided limited perquisites or personal benefits primarily in the form of reasonable commuting expenses, as described below under the section titled “
—Executive Compensation Arrangements.
”
401(k) Plan
We maintain a retirement savings plan (“401(k) plan”) that is intended to qualify for favorable tax treatment under Section 401(a) of the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax
and certain
after-tax
salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older or ages
60-63
may contribute additional amounts based on the statutory limits for catch-up
contributions. Participant contributions are held in trust as required by law. We make matching contributions equal to 100% of salary deferrals up to 4% of eligible compensation, with 100% immediate vesting.
Policy Regarding Timing of Awards of Options and Other Option-Like Instruments
Our compensation committee generally grants annual equity awards, including stock option grants to our named executive officers, in the first quarter of each fiscal year. In addition, new hires receive stock option grants at the time of their hiring. During 2025, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form
10-Q,
10-K
or
8-K
that discloses material nonpublic information.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2025. Equity awards granted prior to our initial public offering were under the 2022 Plan and equity awards granted following our initial public offering were granted under the 2024 Plan.

		Options (1)				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Abraham Ceesay, M.B.A.	12/9/2022	—	—	—	—	107,500	3,261,550
	2/21/2023	—	—	—	—	104,914	3,183,091
	8/7/2023	153,883	109,918	1.80	12/5/2033	—	—
	3/25/2024	111,277	143,071	9.60	3/24/2034	—	—
	6/6/2024	198,992	331,655	17.00	6/5/2034	—
	1/1/2025 (4)	98,083	329,917	16.60	2/2/2035

		Options(1)				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Troy Ignelzi	11/1/2023	183,166	168,513	1.80	12/5/2033	—	—
	3/25/2024	37,146	47,760	9.60	3/24/2034	—	—
	6/6/2024	30,512	50,854	17.00	6/5/2034	—	—
	1/1/2025(4)	32,541	109,459	16.60	2/2/2035
Jeffrey Sevigny, M.D.	3/3/2025	—	300,000	9.56	3/31/3035	—	—

(1)

Except as otherwise set forth below, each stock option vests as follows: 25% of the shares subject to the stock option vested on the one-year anniversary of the vesting commencement date, and the remaining 75% of the shares subject to the stock option vest on a monthly basis thereafter, in each case, subject to the NEO’s continuous service relationship with us through each applicable vesting date. Each stock option is subject to acceleration in the event of a qualified termination within the change in control period, as described below under the section titled “—Executive Compensation Arrangements.”

(2)

Each restricted stock award is subject to an individual restricted stock award agreement. The restricted shares shall vest over a four-year period, as follows: 25% of the restricted shares shall vest on the first anniversary following the vesting commencement date, and the remaining 75% of the restricted shares vest on each monthly anniversary thereafter over the following three years, subject to the NEO’s continuous service relationship with us through each applicable vesting date. The restricted shares are also subject to certain acceleration of vesting provisions as provided in the each named executive officer’s restricted stock agreement and as summarized below under the section titled “—Executive Compensation Arrangements.”

(3)	Assumes a market value of $30.34 per share, based on the closing share price as of December 31, 2025, the last trading day of 2025.
(4)	These stock options vest in 48 equal monthly installments following the vesting commencement date, subject to the NEO’s continuous service relationship with us through each applicable vesting date.

Executive Compensation Arrangements

We have entered into employment agreements in connection with the employment of each of our NEOs. In addition, each of our NEOs is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non-solicitation of employees, consultants and customers covenants.

Abraham N. Ceesay, M.B.A.

The employment agreement with Mr. Ceesay (the “Ceesay Employment Agreement”) provides for Mr. Ceesay’s continued at-will employment as our Chief Executive Officer, and sets forth his base salary and target annual bonus, which are subject to period adjustment. Mr. Ceesay is eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans and receive prompt reimbursement for all reasonable expenses incurred.

Upon a termination of Mr. Ceesay’s employment by us without Cause or his resignation for Good Reason outside of the Change in Control Period (which is the period beginning on the date that is three months prior to a Change in Control and ending on the 12 month anniversary of such Change in Control), as such terms are defined in the Ceesay Employment Agreement, subject to signing an irrevocable separation agreement and general release of claims in favor of us, Mr. Ceesay shall be entitled to (A) continued payment of his then current base salary for a period of twelve (12) months, and (B) if Mr. Ceesay was participating in our group health plan immediately prior to the termination date and timely elects continuation coverage under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to

Mr. Ceesay had Mr. Ceesay remained employed by us until the earliest of (a) the twelve (12) month anniversary of the date of termination; (b) Mr. Ceesay’s eligibility for group health plan benefits under any other employer’s group health plan; or (c) cessation of the continuation rights under COBRA. In lieu of the foregoing, and subject to the same conditions, upon a termination by us without Cause or his resignation for Good Reason during the Change in Control Period, Mr. Ceesay shall be entitled to (A) a lump sum in cash in an amount equal to one and one-half (1.5) times the sum of Mr. Ceesay’s (i) then current base salary (or the base salary in effect immediately prior to the Change in Control, if higher) plus (ii) target bonus for the then current year (or the target bonus in effect immediately prior to the Change in Control, if higher), (B) full acceleration of his then outstanding and unvested time-based equity awards, (C) if Mr. Ceesay was participating in our group health plan immediately prior to the termination date and timely elects continuation coverage under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Ceesay had Mr. Ceesay remained employed by us until the earliest of (a) the eighteen (18) month anniversary of the date of termination; (b) Mr. Ceesay’s eligibility for group health plan benefits under any other employer’s group health plan; or (c) cessation of the continuation rights under COBRA.

The Ceesay Employment Agreement contains a Section 280G “better off cutback,” such that he would retain the greater, on an after-tax basis, of the amount resulting from (i) payment of the full amount of all compensation payable under the Ceesay Employment Agreement (taking into account the 20% excise tax imposed by Section 4999 of the Code) and (ii) application of a straight cutback.

Troy Ignelzi

The employment agreement with Mr. Ignelzi (the “Ignelzi Employment Agreement”) provides for Mr. Ignelzi’s continued at-will employment as our Chief Financial Officer, and sets forth his base salary and target annual bonus, which are subject to period adjustment. Mr. Ignelzi is eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans and receive prompt reimbursement for all reasonable expenses incurred. Mr. Ignelzi is also eligible to receive a relocation benefit in the event Mr. Ignelzi purchases a new residence in the Cambridge/Boston area within three (3) years of the date Mr. Ignelzi commenced employment with us, specific terms of which shall be determined at a future date.

Upon a termination of Mr. Ignelzi’s employment by us without Cause or his resignation for Good Reason outside of the Change in Control Period (which is the period beginning on the date that is three months prior to a Change in Control and ending on the 12 month anniversary of such Change in Control), as such terms are defined in the Ignelzi Employment Agreement, subject to signing an irrevocable separation agreement and general release of claims in favor of us Mr. Ignelzi shall be entitled to (A) continued payment of his then current base salary for a period of twelve (12) months, and (B) if Mr. Ignelzi was participating in our group health plan immediately prior to the termination date and timely elects continuation coverage under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Ignelzi had Mr. Ignelzi remained employed by us until the earliest of (a) the twelve (12) month anniversary of the date of termination; (b) Mr. Ignelzi’s eligibility for group health plan benefits under any other employer’s group health plan; or (c) cessation of the continuation rights under COBRA. In lieu of the foregoing, and subject to the same conditions, upon a termination by us without Cause or his resignation for Good Reason during the Change in Control Period, Mr. Ignelzi shall be entitled to (A) a lump sum in cash in an amount equal to one (1) times the sum of Mr. Ignelzi’s (i) then current base salary (or the base salary in effect immediately prior to the Change in Control, if higher) plus (ii) target bonus for the then current year (or the target bonus in effect immediately prior to the Change in Control, if higher), (B) full acceleration of his then outstanding and unvested time-based equity awards, (C) if Mr. Ignelzi was participating in our group health plan immediately prior to the termination date and timely elects continuation coverage under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Ignelzi had Mr. Ignelzi remained employed by us until the earliest of (a) the twelve (12) month anniversary of the date of termination; (b) Mr. Ignelzi’s eligibility for group health plan benefits under any other employer’s group health plan; or (c) cessation of the continuation rights under COBRA.

The Ignelzi Employment Agreement contains a Section 280G “better off cutback,” such that he would retain the greater, on an after-tax basis, of the amount resulting from (i) payment of the full amount of all compensation payable under the Ignelzi Employment Agreement (taking into account the 20% excise tax imposed by Section 4999 of the Code) and (ii) application of a straight cutback.

Jeffrey Sevigny, M.D.

We entered into a labor leasing agreement with Globalization Partners Switzerland SA (“Globalization Partners”), a labor leasing company in Dr. Sevigny’s country of residence, and in turn Dr. Sevigny has entered into an employment agreement with Globalization Partners dated March 3, 2025, which sets forth terms relating to Dr. Sevigny’s engagement as our Chief Medical Officer(the “Sevigny Employment Agreement”). We also entered into a letter agreement with Dr. Sevigny dated March 11, 2025 (the “Sevigny Letter Agreement” and, together with the Sevigny Employment Agreement, the “Sevigny Employment Arrangements”) to supplement the terms of the Sevigny Employment Agreement. The Sevigny Employment Arrangements provide for Dr. Sevigny’s employment as our Chief Medical Officer, and set forth his base salary and target annual bonus. Dr. Sevigny is also eligible for a monthly benefits allowance and to receive prompt reimbursement for all reasonable expenses incurred. The Sevigny Letter Agreement also provides for confidentiality and non-disclosure restrictions.

Under the Sevigny Employment Agreement, Dr. Sevigny is entitled to certain notice periods in the event of a termination of employment: one month, if his employment is terminated within the first year of service, two months if his employment is terminated from the 2nd to 9th year of service, and three months if his employment is terminated following 10 years of service with us. In addition, pursuant to the Sevigny Letter Agreement, upon a termination of Dr. Sevigny’s employment by us without Cause (as such term is defined in the Sevigny Employment Agreement) within the Change in Control Period (which is the period beginning on the date that is three months prior to a Change in Control and ending on the 12 month anniversary of such Change in Control), as such terms are defined in the Sevigny Letter Agreement, subject to signing a general release of claims in favor of us, Dr. Sevigny is entitled to full acceleration of his then outstanding and unvested time-based equity awards. In addition, pursuant to the Sevigny Letter Agreement, upon a termination of Dr. Sevigny’s employment by without Cause, subject to his execution of a general release of claims in favor of us, Dr. Sevigny is entitled to (A) a one-time payment of twelve (12) months of his then current base salary and twelve (12) months of his monthly allowance, and (B) if such termination occurs within the Change in Control Period, Dr. Sevigny’s annual target bonus, in each case, offset by any notice periods set forth in the Sevigny Employment Agreement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	6,349,214	(1)	$12.23	(2)	2,529,754	(3) (4)
Equity compensation plans not approved by security holders	—		—		—

Total	6,349,214		$12.23		2,529,754

(1)

Consists of outstanding options granted pursuant to the Rapport Therapeutics, Inc. 2022 Stock Option and Grant Plan, or the 2022 Plan, and the Rapport Therapeutics, Inc. 2024 Stock Option and Incentive Plan, or the 2024 Plan. Also consists of outstanding performance-based restricted stock units, or PSUs, issued pursuant to the 2024 Plan.

(2)

Represents the weighted-average exercise price of options outstanding under the 2022 Plan and 2024 Plan. See note (1) above with respect to PSUs granted pursuant to the 2024 Plan. The weighted-average exercise price does not take PSUs into account.

(3)

Represents 1,839,709 of our common stock available for issuance as of December 31, 2025 pursuant to the 2024 Plan, excluding the 2,388,628 shares that were added to the 2024 Plan as a result of the automatic annual increase on January 1, 2026. The 2024 Plan provides that the number of shares reserved and available for issuance under the 2024 Plan automatically increased on January 1, 2024 and will automatically increase each January 1 thereafter, by five percent of the outstanding number of shares of common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. The Company no longer makes grants under the 2022 Plan. The shares of common stock underlying any awards under the 2024 Plan and the 2022 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2024 Plan.

(4)

Represents 690,045 shares of our common stock available for issuance as of December 31, 2025 pursuant to the 2024 ESPP. The 2024 ESPP provides that the number of shares of common stock that may be issued under the 2024 ESPP shall cumulatively increase beginning on January 1, 2025 and each January 1 thereafter through January 1, 2034, by the least of (i) 648,486 shares of common stock, (ii) one percent of the outstanding number of shares of common stock on the immediately preceding December 31 or (iii) such lesser number of shares of common stock as determined by the administrator of the 2024 ESPP. No automatic increase was approved for January 1, 2026.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.

We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Further, our Board has determined that Paul M. Silva is an audit committee financial expert as defined by the rules of the SEC.

The audit committee met four (4) times during the fiscal year ended December 31, 2025 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including, but not limited to, to review and discussion of the Company’s quarterly financial statements and related disclosures, and the inclusion of the Company’s audited financial statements in the Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2025.

We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with management and PricewaterhouseCoopers LLP. Management has the responsibility for the preparation of the Company’s financial statements, and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. We received the written disclosures and the letter from PricewaterhouseCoopers LLP pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB concerning any relationships between PricewaterhouseCoopers LLP and the Company and the potential effects of any disclosed relationships on PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence. We reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of PricewaterhouseCoopers LLP’s examination of the Company’s financial statements both with and without management.

Based on these reviews and discussions with management and PricewaterhouseCoopers LLP, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. We also have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to ratification by the Company’s stockholders.

Members of the audit committee

Paul M. Silva, Chair

James I. Healy, M.D., Ph.D.

John Maraganore, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the compensation arrangements for our NEOs and our directors described elsewhere in this proxy statement under “Executive Compensation” and “Director Compensation,” set forth below is a description of transactions or series of transactions since January 1, 2024, to which we were or will be a party, and in which:

•	the amount involved in the transaction exceeds, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at year-end for the last two completed fiscal years); and

•

in which any of our executive officers, directors or holder of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.

Series B Convertible Preferred Stock Financing

In August 2023, we issued and sold an aggregate of 51,273,790 of Series B convertible preferred stock at a price per share of $1.67727, for an aggregate purchase price of approximately $86.0 million, which included the voluntary early exercise of certain stockholders’ milestone tranche shares of Series B convertible preferred stock. In March 2024, we issued and sold an aggregate of 38,157,240 of Series B convertible preferred stock at a price per share of $1.67727, for an aggregate purchase price of approximately $64.0 million.

Each outstanding share of Series B convertible preferred stock was converted into shares of common stock at a ratio of 1-for-8.5648 immediately prior to the completion of our initial public offering. The following table summarizes purchases of our Series B convertible preferred stock by related parties:

Purchasers	Series B Convertible Preferred Stock	Total Purchase Price
ARCH Venture Fund XII, L.P. (1)	11,924,138	$19,999,999
Entities affiliated with Cormorant Asset Management, LP (2)	14,905,172	$24,999,998
Entities affiliated with Fidelity (3)	14,905,173	$25,000,000
Johnson & Johnson Innovation-JJDC, Inc. (4)	298,103	$499,999
SMALLCAP World Fund, Inc. (5)	14,905,173	$25,000,000
Sofinnova Venture Partners XI, L.P. (6)	11,924,138	$19,999,999
Third Rock Ventures VI, L.P. (7)	298,103	$499,999

(1)	ARCH Venture Fund XII, L.P. beneficially owns five percent or more of our outstanding capital stock. Dr. Maraganore, a member of our Board, is a venture partner at ARCH Venture Partners.
(2)

Entities affiliated with Cormorant Asset Management, LP (“Cormorant”) beneficially own five percent or more of our outstanding capital stock. Raymond Kelleher, a former member of our Board, is a Managing Director at Cormorant.

(3)	Entities affiliated with Fidelity beneficially own five percent or more of our outstanding capital stock.
(4)	Dr. Sanjay Mistry, a former member of our Board, is the Vice President of Venture Investments at JJDC.
(5)	One or more entities advised by Capital Research and Management Company, including SMALLCAP World Fund, Inc., beneficially own five percent or more of our outstanding capital stock.
(6)	Dr. Healy, a member of our Board, is Managing Partner of Sofinnova Investments, Inc.
(7)

Entities affiliated with Third Rock Ventures VI, L.P. beneficially own five percent or more of our outstanding capital stock. Dr. Huber, a member of our Board and Jeffrey Tong, a former member of our Board, are each partners at Third Rock Ventures.

Participation in our Initial Public Offering and Concurrent Private Placement

In June 2024, we completed our initial public offering, pursuant to which we issued and sold 9,200,000 shares of common stock (inclusive of 1,200,000 shares of common stock sold pursuant to the underwriters’ exercise of their option to purchase additional shares) at a public offering price of $17.00 per share for gross proceeds. The aggregate gross proceeds to us from the initial public offering were approximately $156.4 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of shares of our common stock by related parties in our initial public offering:

Purchasers	Shares of Common Stock	Total Purchase Price
Entities affiliated with Cormorant Asset Management, LP (1)	1,200,000	$20,400,000
Entities affiliated with Fidelity (2)	1,750,000	$29,750,000
Entities affiliated with Sofinnova (3)	88,235	$1,499,995

(1)	Entities affiliated with Cormorant beneficially own five percent or more of our outstanding capital stock.
(2)	Entities affiliated with Fidelity beneficially own five percent or more of our outstanding capital stock.
(3)	Dr. Healy, a member of our Board, is Managing Partner of Sofinnova Investments, Inc.

In connection with the initial public offering, we completed a private placement, exempt from the registration requirements of the Securities Act of 1933, of 1,058,824 shares of common stock at a per share price equal to the initial public offering price of $17.00, resulting in gross proceeds of $18.0 million, before deducting placement agent fees and private placement expenses. The private placement closed concurrently with our initial public offering.

Sofinnova purchased 470,589 shares of our common stock at the initial public offering price, for an aggregate purchase price of $8,000,013, in the concurrent private placement. In connection with the private placement, we entered into a stock purchase agreement with Sofinnova. Pursuant to this agreement we agreed, among other things, to use commercially reasonable efforts to prepare and file a registration statement with the SEC for purposes of registering the resale of 470,589 shares of our common stock held by Sofinnova. We filed the registration statement on Form S-3 covering the resale of 470,589 shares of our common stock held by Sofinnova with the SEC on July 1, 2025, which became effective on July 9, 2025.

Participation in our September 2025 Underwritten Public Offering

In September 2025, we completed an underwritten public offering of 11,057,692 shares of common stock (inclusive of 1,442,307 shares of common stock sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) at a public offering price of $26.00 per share (the “September 2025 Offering”). The aggregate gross proceeds to us from the September 2025 Offering were approximately $287.5 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of shares of our common stock by related parties in our September 2025 Offering:

Purchasers	Shares of Common Stock	Total Purchase Price
Entities affiliated with Capital Research and Management Company (1)	800,000	$20,800,000
Entities affiliated with Cormorant Asset Management, LP (2)	185,000	$4,810,000
Entities affiliated with Fidelity (3)	1,442,307	$37,499,982

(1)	Entities affiliated with Capital Research and Management Company beneficially own five percent or more of our outstanding capital stock.
(2)	Entities affiliated with Cormorant beneficially own five percent or more of our outstanding capital stock.
(3)	Entities affiliated with Fidelity beneficially own five percent or more of our outstanding capital stock.

Agreements with Stockholders

License and Collaboration Agreements

On August 9, 2022, we entered into an Option and License Agreement with Janssen Pharmaceutica NV (“Janssen”), as amended (the “Janssen License”). Sanjay Mistry, Ph.D., a former member of our Board, is Vice President of Venture Investments at JJDC, and JJDC, is an affiliate of Janssen.

We made a non-refundable, non-creditable upfront payment of $1.0 million to Janssen after we entered into the Janssen License. In October 2022, we exercised an option under the Janssen License and paid a non-refundable, non-creditable option fee of $4.0 million to Janssen. If we succeed in developing and commercializing TARPg8 products, Janssen will be eligible to receive (i) up to $76.0 million in development milestone payments and up to $40.0 million sales milestone payments for the product containing the lead TARPg8 development candidate, and (ii) up to $25.0 million in development milestone payments and up to $42.0 million sales milestone payments for other TARPg8 products containing a non-lead TARPg8 development candidate. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—License and Collaboration Agreements” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026, for additional information.

Service Agreement with Third Rock Ventures

Third Rock Ventures, a beneficial owner of five percent or more of our outstanding capital stock, has provided us with business, technical, financial, IT or scientific advice pursuant to a service agreement with Third Rock Ventures, dated August 9, 2022 (“service agreement”). In accordance with the service agreement, during the years ended December 31, 2024 and 2025, we incurred costs for services totaling $0.1 million and $0 million, respectively, which were reimbursed to Third Rock Ventures. Such costs were invoiced without service markups.

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement, dated as of August 7, 2023 (“investors’ rights agreement”), with certain holders of five percent or more of our outstanding capital stock, including entities affiliated with our directors. The investors’ rights agreement provides certain holders of our convertible preferred stock with a participation right to purchase their pro rata share of new securities that we may propose to sell and issue, subject to certain exceptions. Such participation right will terminate upon the completion of this offering. The investors’ rights agreement further provides certain holders of our convertible preferred stock with certain rights, including certain registration rights with respect to the registrable securities held by them. Please see Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026, for additional information.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

In connection with our June 2024 initial public offering, we adopted a written policy providing that our executive officers, directors, nominees for election as a director, beneficial owners of five percent or more of any series of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of five percent or more of any series of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our Board or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our Board or our audit committee considers the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC has served as our independent registered public accounting firm since 2023.

Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may affect the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our amended and restated bylaws or otherwise, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our Company and our stockholders.

PwC served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ending December 31, 2026. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The aggregate fees billed by categories of services are as follows for each of the years ended December 31, 2025 and 2024:

Fee Category	2025	2024
Audit Fees (1)	$1,000,000	$2,155,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,125	2,125

Total Fees	$1,002,125	$2,157,125

(1)

“Audit Fees” consist of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, review of the registration statement on Form S-1 for our initial public offering, review of the registration statement on Form S-8, review of the registration statement on Form S-3, fees related to our follow-on public offering in September 2025, our at-the-market offering program, comfort letters and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	“All Other Fees” consist of fees billed for our subscription to PwC software used in connection with the preparation of our financial statements.

Pre-Approval by Audit Committee of Principal Accountant Services

Our audit committee was formed in June 2024 in connection with our initial public offering. At this time, our Board also adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved, or, as permitted, pre-approved by our audit committee or our audit committee chairperson, as such authority may be delegated, in compliance with the Sarbanes-Oxley Act of 2002.

As a result, during the years ended December 31, 2025 and 2024, our audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of the audit committee were pre-approved by our Board. Since the formation of our audit committee, no services were provided to us by PwC other than in accordance with the pre-approval policies and procedures described above.

Required Vote of Stockholders

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 2 ON YOUR NOTICE OR PROXY CARD)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2026, information regarding the beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;

•	each of our directors and named executive officers; and

•	all of our current directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

In computing the number of shares beneficially owned by an individual or entity, shares of common stock subject to options, warrants, restricted stock units or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of April 14, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On April 14, 2026, there were 47,807,623 shares of our common stock outstanding (including 414,113 shares of unvested restricted common stock). Unless noted otherwise, the address of all listed stockholders is c/o Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
ARCH Venture Fund XII, L.P. (1)	3,728,738	7.80%
BlackRock, Inc. (2)	2,397,549	5.01%
One or more entities advised by Capital Research and Management Company (3)	2,602,529	5.44%
Entities affiliated with Cormorant Asset Management, LP (4)	3,027,521	6.33%
Entities affiliated with Fidelity (5)	5,486,468	11.48%
Entities affiliated with Third Rock Ventures (6)	8,104,451	16.95%
Named Executive Officers and Directors
Abraham N. Ceesay, M.B.A., Chief Executive Officer and Director (7)	1,547,282	3.18%
Troy Ignelzi, Chief Financial Officer (8)	389,506	*
Jeffrey Sevigny, M.D., Chief Medical Officer (9)	107,291	*
James I. Healy, M.D., Ph.D. (10)	1,969,429	4.12%
Reid Huber, Ph.D. (11)	42,250	*
John Maraganore, Ph.D. (12)	65,633	*
Steven M. Paul, M.D. (13)	647,228	1.35%
Robert J. Perez (14)	26,559	*
Raymond Sanchez, M.D. (15)	26,559	*
Paul M. Silva(16)	26,559	*
Wendy B. Young, Ph.D.(17)	34,115	*
All current executive officers and directors as a group (14 persons) (18)	6,238,857	12.48%

*	Less than one percent.
(1)	Information herein is based on the Schedule 13G filed with the SEC on November 14, 2024 by ARCH Venture Fund XII, L.P. (“AVF XII”), ARCH Venture Partners XII, L.P. (“AVP XII LP”) and ARCH

Venture Partners XII, LLC (“AVP XII LLC”); and Keith Crandell, Robert Nelsen, Kristina Burow and Steven Gillis, who comprise the investment committee of AVP XII LLC (the “AVP XII LLC Committee Members”). Consists of 3,728,738 shares of common stock held by AVF XII. AVP XII LP is the general partner of AVF XII. AVP XII LLC is the general partner of AVP XII LP. Each of AVP XII LP and AVP XII LLC may be deemed to beneficially own the shares held by AVF XII, and each of the AVP XII LLC Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by AVF XII. Each of AVP XII LP, AVP XII LLC and the AVP XII LLC Committee Members disclaim beneficial ownership except to the extent of their pecuniary interest therein, if any. The address of ARCH Venture Partners is 8755 West Higgins Road, Suite 1025, Chicago, IL 60631.
(2)

Information herein is based on the Schedule 13G filed with the SEC on January 21, 2026 by BlackRock, Inc. (“BlackRock”). Consists of 2,397,549 shares of common stock held by BlackRock, of which BlackRock reports sole voting power with respect to 2,355,378 shares of common stock and sole dispositive power with respect to 2,397,549 shares of common stock. All of the shares of common stock are beneficially owned, or may be deemed to be beneficially owned, by certain business units of BlackRock and its subsidiaries and affiliates. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)

Information herein is based on the Schedule 13G filed with the SEC on November 13, 2024 by Capital International Investors (“CII”). Consists of 2,602,529 shares of common stock held by SMALLCAP World Fund, Inc. (the “CRMC Stockholder”). Capital Research and Management Company (“CRMC”) is the investment adviser for the CRMC Stockholder. CII is a division of CRMC and is deemed to be the beneficial owner of the shares held by the CRMC Stockholder. The business address for each of CII, the CRMC Stockholder and CRMC is 333 South Hope Street, Los Angeles, CA 90071. The CRMC Stockholder acquired the securities described above in the ordinary course of its business.

(4)

Information herein is based on the Schedule 13G/A filed with the SEC on February 17, 2026 by Cormorant Asset Management, LP (“Cormorant Management”) and Bihua Chen. Consists of 3,027,521 shares of common stock held by certain funds (the “Cormorant Funds”). Cormorant Management serves as the investment manager to the Cormorant Funds, and Ms. Chen serves as the managing member of Cormorant Management. The business address of the Cormorant Funds, Cormorant and Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(5)

Information herein is based on the Schedule 13G/A filed with the SEC on November 12, 2024 by FMR LLC and Abigail P. Johnson. Consists of 5,486,468 shares of common stock held by FMR LLC. All of the shares of common stock are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)

Information herein is based on the Schedule 13G filed with the SEC on February 13, 2025 by Third Rock Ventures V, L.P. (“TRV V”), Third Rock Ventures GP V, L.P. (“TRV GP V”), TRV GP V, LLC (“TRV GP V LLC”), Third Rock Ventures VI, L.P. (“TRV VI”), Third Rock Ventures GP VI, L.P. (“TRV GP VI”) and TRV GP VI, LLC (“TRV GP VI LLC”). Consists of: (i) 7,135,233 shares of common stock directly owned by TRV V (the “V Shares”) and (ii) 969,218 shares of common stock directly owned by TRV VI (the “VI Shares”). The sole general partner of TRV V is TRV GP V. The sole general partner of TRV GP V is TRV GP V LLC. The sole general partner of TRV VI is TRV GP VI. The sole general partner of TRV GP VI is TRV GP VI LLC. The principal address for the entities and individuals named in this paragraph is 201 Brookline Avenue, Suite 1401, Boston, Massachusetts 02215.

(7)

Consists of (i) 556,247 shares of common stock (including shares of unvested restricted common stock) held by Mr. Ceesay, (ii) 786,119 shares of common stock underlying options exercisable by Mr. Ceesay within 60 days of April 14, 2026, (iii) 20,729 shares of common stock held by The Ceesay Family Irrevocable

Trust u/t/d March 27, 2024 and (iv) 81,729 shares of common stock held by The Dorothy Ceesay Irrevocable Trust u/t/d dated March 27, 2024.
(8)

Consists of (i) 10,000 shares of common stock (including shares of unvested restricted common stock) and (ii) 379,506 shares of common stock underlying options exercisable within 60 days of April 14, 2026.

(9)	Consists of 107,291 shares of common stock underlying options exercisable within 60 days of April 14, 2026.
(10)

Information herein is based on the Schedule 13D/A filed with the SEC on September 18, 2025 by Sofinnova Venture Partners XI, L.P. (“SVP XI”), Sofinnova Management XI, L.P. (“SM XI LP”), Sofinnova Management XI, L.L.C. (“SM XI LLC”), Dr. James I. Healy and Dr. Maha Katabi. Consists of: (i) 1,863,327 shares of common stock held by SVP XI, except that SM XI LP, the general partner of SVP XI, may be deemed to have sole voting power, SM XI LLC, the general partner of SM XI LP, may be deemed to have sole voting power, and Dr. Healy and Dr. Katabi, the managing members of SM XI LLC, may be deemed to have shared power to vote these shares; (ii) 22,894 shares of common stock held by SummitTX Master, SPC - SummitTX Apex SP - Healthcare 3 (“Apex SP”) (f/k/a Crestline Summit Master, SPC - Crestline Summit Apex SP); (iii) 23,643 shares of common stock held by SummitTX Master, SPC - SummitTX Alpha SP - Healthcare 3 (“Alpha SP”) (f/k/a Crestline Summit Master, SPC - PEAK SP); and (iv) 37,715 shares of common stock held by SummitTX Pinnacle Master, L.P. - Healthcare 3 (“Pinnacle LP”) (f/k/a Crestline Summit Pinnacle Master, L.P). SM XI LP, the general partner of SVP XI, and SM XI LLC, the general partner of SM XI LP, may be deemed to have sole voting power over the shares owned by SVP XI, and Dr. Healy, a managing member of SM XI LLC, and a director of the Company, may be deemed to have shared power to vote these shares. Sofinnova Synergy Fund GP, LLC (“Synergy GP”), the general partner of each of Apex SP, Alpha SP and Pinnacle LP, may be deemed to have sole voting power over the shares owned by Apex SP, Alpha SP and Pinnacle LP, and Healy, a managing member of Synergy GP, may be deemed to have shared power to vote these shares. Each of SM XI LP, SM XI LLC, Dr. Healy and Dr. Katabi disclaim beneficial ownership of the shares held by SVP XI, except to the extent of their respective pecuniary interest therein. The principal address for the entities and individuals named in this paragraph is 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, CA 94025. Consists also of 21,850 shares of common stock underlying options exercisable within 60 days of April 14, 2026.

(11)

Consists of (i) 20,400 shares of common stock (including shares of unvested restricted common stock) and (ii) 21,850 shares of common stock underlying options exercisable within 60 days of April 14, 2026.

(12)	Consists of 65,633 shares of common stock underlying options exercisable within 60 days of April 14, 2026.
(13)

Consists of (i) 519,308 shares of common stock (including shares of unvested restricted common stock) and (ii) 127,920 shares of common stock underlying options exercisable within 60 days of April 14, 2026.

(14)	Consists of 26,559 shares of common stock underlying options exercisable within 60 days of April 14, 2026.
(15)	Consists of 26,559 shares of common stock underlying options exercisable within 60 days of April 14, 2026.
(16)	Consists of 26,559 shares of common stock underlying options exercisable within 60 days of April 14, 2026.
(17)

Consists of (i) 6,000 shares of common stock (including shares of unvested restricted common stock) and (ii) 28,115 shares of common stock underlying options exercisable within 60 days of April 14, 2026.

(18)

Consists of (i) 4,071,097 shares of common stock (including unvested restricted common stock) and (ii) 2,167,760 shares of common stock underlying options exercisable within 60 days of April 14, 2026 held or beneficially owned by our current executive officers and current directors.

GENERAL MATTERS

Stockholder Proposals for 2027 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our corporate secretary, at Rapport Therapeutics, Inc. no later than December 24, 2026, which is one hundred twenty (120) days prior to April 23, 2027. All proposals should be addressed to: Corporate Secretary, Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing. Stockholder nominations should be addressed to: Corporate Secretary, Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110. To be timely for the 2027 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 10, 2027 or after March 12, 2027, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the one-year anniversary date of the Annual Meeting, except that if the 2027 annual meeting of stockholders is more than thirty (30) days before or sixty (60) days after the one-year anniversary date of the Annual Meeting, we must receive the notice not later than ninety (90) days prior to the 2027 annual meeting date or the tenth (10th) day following the day on which public announcement of the date of the 2027 annual meeting is first made. Such notice must provide the information required by our amended and rested bylaws with respect to each matter the stockholder proposes to bring before the 2027 annual meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Annual Report

Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of our Company’s annual report to stockholders a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for exhibits.

Please address all requests to:

Rapport Therapeutics, Inc.

Attn: Corporate Secretary

99 High Street, Suite 2100

Boston, MA 02110

Householding of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our corporate secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials.

Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices, by writing to Corporate Secretary, Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110 or calling (857) 321-8020. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices, by writing to Corporate Secretary, Rapport Therapeutics, Inc., 99 High Street, Suite 2100, Boston, MA 02110 or calling (857) 321-8020. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

RAPPORT THERAPEUTICS, INC. 99 HIGH STREET, SUITE 2100 BOSTON, MA 02110

Before The Meeting

VOTE BY INTERNET - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY QR CODE

You may vote by scanning the QR code above with your mobile device. Votes submitted by scanning the QR code must be received by no later than 11:59 p.m. Eastern Time on June 9, 2026.

During The Meeting

VOTE BY INTERNET - Go to www.virtualshareholdermeeting.com/RAPP2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68856-P24981	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAPPORT THERAPEUTICS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal:	☐	☐	☐

1. To elect James Healy, M.D., Ph.D., Robert J. Perez, and Raymond Sanchez, M.D. as Class II Directors.

Nominees:
01) James Healy, M.D., Ph.D. 02) Robert J. Perez 03) Raymond Sanchez, M.D.

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as Rapport’s independent registered public accounting firm for the fiscal year ending December 31, 2026.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuations, adjournments and postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

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V68857-P24981

RAPPORT THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2026 1:00 PM ET

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Abraham N. Ceesay and Troy Ignelzi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RAPPORT THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held at 1:00 PM ET, on June 10, 2026, virtually at www.virtualshareholdermeeting.com/RAPP2026, and any continuations, adjournments and postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side